                                                                EXHIBIT 2.2

                 FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS FIRST AMENDMENT (the "Amendment") to the STOCK PURCHASE AGREEMENT dated as of August 22, 1997 (the "Agreement") is entered into as of the 31st day of October, 1997 by and among MCC ACQUISITION CORP. ("MCCAC"), PRIORITY INTERNATIONAL COMMUNICATIONS, INC. ("PIC") and WAYNE WRIGHT and BONNER HARDEGREE as the majority shareholders of PIC (the "PIC Majority Shareholders").

                                    RECITAL

     MCCAC, PIC and the Shareholders mutually desire to amend the Agreement in the manner set forth in this Amendment.

                                   AGREEMENTS

     In consideration of the recital and the agreements set forth in the Agreement as amended hereby, the parties agree:

     1. The first sentence of the second paragraph of section 1.1 of the Agreement is amended to read in its entirety as follows:

              The Purchase Price will be payable as follows: (a) $500,000 payable by transfer of immediately available funds at Closing; (b) $840,000 payable by delivery of a promissory note issued to the PIC Majority Shareholders in the form of Exhibit B-1 (the "Short-Term Note"); and (c) $1,910,000 payable by delivery of promissory notes issued to the PIC Majority Shareholders, Frank Arnold, Janet Tanner and Alan Holt in the form of Exhibit B-2 (the "Long-Term Notes") (together, the Short-Term Note and the Long-Term Notes are referred to as the "Notes").

     2. The second sentence of the second paragraph of Section 1.1 of the Agreement is amended to read in its entirety as follows:

          The Short-Term Note and the Long-Term Notes payable to the PIC Majority Shareholders shall be secured by a Collateral Pledge and Security Agreement in the form attached hereto as Exhibit F-1 and the Long-Term Notes payable to Frank Arnold, Janet Tanner and Alan Holt shall be secured by a Collateral Pledge and Security Agreement in the form attached hereto as Exhibit F-2 (the Collateral Pledge and Security Agreements attached hereto as Exhibits F-1 and F-2 shall together be referred to as the "Security Agreements").

     3.    Section 1.2(a) of the Agreement is amended to read in its entirety:
"MCCAC will deliver to each PIC Shareholder that Shareholder's Proportional Share of the Purchase Price, payable in the manner described in Section 1.1 hereof."

     4. A new section 1.3 is added to the Agreement to read in its entirety as follows:

           1.3 Special Default Right. The Short-Term Note is payable in full on March 1, 1998. If the Short-Term Note is not paid in full on March 1, 1998, the PIC Majority Shareholders shall have the right, subject to the conditions described herein, to rescind the transactions contemplated by this Agreement, retaining the $500,000 payable pursuant to section 1.1(a) of this Agreement as liquidated damages (the "PIC Rescission Right"). The PIC
Majority Shareholders may only exercise the PIC Rescission Right during the 30-day period beginning on March 1, 1998 and only if the PICR Shareholders have exercised the PICR Rescission Right described in section 1.4 of the Stock Purchase Agreement dated August 22, 1997, as amended by a First Amendment dated October 31, 1997, to which MCCAC, PIC Resources Corp., the shareholders of PIC Resources Corp. and ATN Communications Inc. are parties. If the PIC Rescission Right and the PICR Rescission Right are exercised, such action shall be the sole remedy for MCCAC's failure to pay the Short-Term Notes in full and MCCAC, Murdock Communications Corporation and the PIC Shareholders shall be fully released from all obligations and liabilities under this Agreement and all agreements and instruments delivered pursuant to this Agreement and the PIC Majority Shareholders shall return to the Company, without any deduction or offset therefrom, any and all payments received by the PIC Majority Shareholders with respect to the Long-Term Notes.

     5. Exhibit A to the Agreement is deleted and replaced by Exhibit A in the form attached to this Amendment. Exhibit B to the Agreement is deleted and replaced by Exhibits B-1 and B-2 in the forms attached to this Amendment. Exhibit F to the Agreement is deleted and replaced by Exhibits F-1 and F-2, and Exhibit H to the Agreement is deleted and replaced by Exhibit H, in the form attached to this Amendment.

     6. The date for termination established in Section 9.1(b) of the Agreement is changed to October 31, 1997.

     7. In conjunction with the closing of the sale of the Stock, PIC has guaranteed the repayment of a $1,000,000 promissory note from PIC

Resources Corp. and ATN Communications, Inc. to Berthel Fisher & Company
Leasing, Inc.   This guarantee shall be a Permitted Liability under the
Agreement for all purposes and MCCAC waives any further right it may have to require further disclosure thereof under the PIC Disclosure Statement or otherwise or to indemnity from the PIC Majority Shareholders therefor.

     8. Except as amended by this Amendment, the Agreement remains in effect, unchanged and binding upon the parties thereto.

                                        MMC ACQUISITION CORP.

                                        BY /s/ Thomas E. Chaplin
                                          ---------------------------------
                                             Thomas E. Chaplin, CEO

                                        PRIORITY INTERNATIONAL
                                        COMMUNICATIONS, INC.

                                        BY /s/ Wayne Wright
                                          ---------------------------------
                                             Wayne Wright, President

                                        PIC MAJORITY SHAREHOLDERS:

                                             /s/ Wayne Wright
                                        -----------------------------------
                                                        Wayne Wright

                                             /s/ Bonner Hardegree
                                        -----------------------------------
                                                        Bonner Hardegree



                                      3